POWER OF ATTORNEY
I hereby constitute and appoint each of
Brian Gavin and Peter Koffler, signing
singly, my true and lawful
attorney-in-fact:
(1) to execute for and on my behalf, in
my capacity as a trustee, officer or other
reporting person of Blackstone Alternative
Alpha Fund, Blackstone Alternative Alpha
Fund II, or Blackstone Alternative
Alpha Master Fund, each a Massachusetts
business trust, (each, a "Fund"), Forms
3, 4 and 5 in accordance with Section 16(a)
of the Securities Exchange Act of 1934,
as amended, and the rules thereunder,
and Section 30(h) of the Investment
Company Act of 1940, as amended;
(2) to do and perform any and all acts
for and on my behalf that may be necessary
or desirable to complete and execute any
such Form 3, 4 or 5 to and timely file
such Form with the United States Securities
and Exchange Commission (the "SEC");
(3) do and perform any and all acts for
and on behalf of the undersigned that may
be necessary or desirable to file for
Access Codes to the SEC EDGAR System,
including but not limited to the completion,
execution and timely delivery of a
statement of authentication to the
Commission in order to obtain such EDGAR
Access Codes; and
(4) to take any other action of any
type whatsoever in connection with the
foregoing which, in the opinion of such
attorney-in-fact, may be to my benefit,
in my best interest, or that I am legally
required to do, it being understood that
the documents executed by such attorney
-in-fact on my behalf pursuant to this
Power of Attorney shall be in such form
and shall contain such terms and
conditions as such attorney-in-fact may
approve in such attorney-in-fact's
discretion.
I hereby grant to each such
attorney-in-fact full power and authority
to do and perform any and every act and
thing whatsoever requisite, necessary,
or proper to be done in the exercise of
any of the rights and powers herein
granted, as fully to all intents and
purposes as I might or could do if
personally present, with full power of
substitution, resubstitution or revocation,
hereby ratifying and confirming all that
such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes,
shall lawfully do or cause to be done by
virtue of this power of attorney and the
rights and powers herein granted. I
acknowledge that the attorneys-in-fact,
in serving in such capacity at my request,
are not assuming, nor is any Fund assuming,
any of my responsibilities to comply with
Section 16 of the Securities Exchange Act
of 1934, as amended, and the rules
thereunder, and Section 30(h) of the
Investment Company Act of 1940, as amended.
This Power of Attorney shall remain in full
force and effect until I am no longer
required to file Forms 3, 4 and 5 with
respect to my holdings of and transactions
in Fund securities, unless I earlier revoke
it in a signed writing delivered to the
attorneys-in-fact.
IN WITNESS WHEREOF, I have caused this
Power of Attorney to be executed as of this
1st day of July, 2013.
/s/ Brian Gavin
Signature
Brian Gavin
Print Name